                                                                      Exhibit 23

August 11, 2003

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Ltd. (the "Company") and/or Cooper Industries, Inc., as applicable, and in each related Prospectus of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Part I; Item 1. Financial Statements; Note 12. Asbestos Liabilities", and under "Part II - Other Information; Item 1. Legal Proceedings" included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

No. 2-33-14542     Form S-8 Registration Statement for Cooper Industries,
                   Inc. 1989 Employee Stock Purchase Plan

No. 333-02847      Form S-8 Registration Statement for Cooper Industries,
                   Inc. Amended and Restated Directors Stock Plan

No. 333-64400      Form S-8 Registration Statement for Cooper Industries,
                   Inc. Amended and Restated Stock Incentive Plan

No. 333-24237      Form S-3D Registration Statement for Cooper Industries,
                   Inc. Dividend Reinvestment and Stock Purchase Plan

No. 333-101451     Form S-3D Registration Statement for Cooper Industries,
                   Ltd. Dividend Reinvestment and Stock Purchase Plan

No. 333-51439      Form S-8 Registration Statement for Cooper Industries,
                   Inc. Director's Retainer Fee Stock Plan

No. 333-51441      Form S-8 Registration Statement for Cooper Industries,
                   Inc. Amended and Restated Management Annual Incentive Plan

No. 333-37580      Form S-8 Registration Statement for Cooper (UK) Employee
                   Share Purchase Plan

No. 333-75475      Form S-3 Registration Statement for a shelf registration
                   to issue up to $500 million of debt securities

No. 333-99581      Form S-3 Registration Statement for a shelf registration
                   to issue a guarantee of up to $500 million of debt securities

Sincerely,

Charles E. Bates, Ph.D.
President and Senior Partner
Bates White Ballentine, LLC